Exhibit 10.6

LEASE

For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by the Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described below in Paragraph 1.2 for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1.                         Basic Lease Provisions.

1.1 Parties: This Lease, dated for reference purposes only as of April 18, 2003, is made by and between Griffin Properties, LLC, a California limited liability company (hereinafter “Landlord”) and 1st Pacific Bank of California, a California corporation (hereinafter “Tenant”).

1.2 Premises: The premises leased hereunder are commonly known as 8889 Rio San Diego Drive, Suite        , San Diego, CA 92108, deemed to be approximately 2,791 rentable square feet, more or less, which are to be constructed in a manner substantially as shown in Exhibit “A” attached hereto and made a part hereof (hereinafter the “Premises”).

1.3 Building: The “Building” is that certain building to be constructed on the real property commonly described as being located at 8889 Rio San Diego Drive, in the City of San Diego, County of San Diego, State of California, as more particularly shown in Exhibit “A” attached hereto and made a part hereof. Tenant acknowledges that the sole purpose of any floor plan provided herein is to identify the location of the Premises in the Building.

1.4 Project: The Premises, the Building, the Common Areas (as defined below) and the land upon which the same are located, along with all other improvements thereon or thereunder, are herein collectively referred to as the “Project” . The Project, as is anticipated to be constructed, is more particularly described in Exhibit “B” attached hereto.

1.5 Use: The Premises shall be utilized solely for general office use consistent with the character of the Building as a first-class office building, and for no other purpose whatsoever, and shall be fully subject to all provisions contained in Paragraph 7, below.

1.6 Term: The term of this Lease (the “Lease Term” shall be for a period of ten (10) years, commencing on the earlier of the date Tenant occupies the Premises for purposes of conducting business therein, or August 15, 2003 (hereinafter “Commencement Date”) and ending ten (10) years (and the remaining part of the month in which the Commencement Date occurs, if other than the first day of a month) thereafter (“Termination Date”). In addition, Tenant shall have two (2) options to extend the Term by an additional five (5) years each pursuant to the provisions contained in Paragraph 3.5, below.

1.7 Base Rent: Initial base rent (the “Base Rent”) for the Premises shall be Seven Thousand One Hundred Seventeen and 05/100 Dollars ($7.117.05) per month, payable on the first (1st) day of each month subject to Paragraph 4 below. Notwithstanding the foregoing, however, the parties agree that Base Rent for the first (1st) month of the Term shall be paid upon execution of this Lease, pursuant to Paragraph 1.10, below.

1.8 Base Rent Increase: On the first anniversary of the Commencement Date, and on each anniversary thereafter, the monthly Base Rent payable under the provisions of this Lease shall be increased by an amount equal to 3% of the Base Rent payable immediately prior to such anniversary date, resulting in the following rent schedule:

Months	Monthly Base Rent
01-12	$7,117.05
13-24	$7,330.56
25-36	$7,550.48
37-48	$7,776.99
49-60	$8,010.30
61-72	$8,250.61
73-84	$8,498.13
85-96	$8,753.07
97-108	$9,015.67
109-120	$9,286.14

1.9 Rent: For purposes of this Lease, the term “Rent” means Base Rent, Additional Rent (as hereafter defined), and all other amounts payable by Tenant hereunder and defined as “rent” or “additional rent” hereunder.

1.10 Rent Paid Upon Execution: Upon execution of this Lease, Tenant shall pay Seven Thousand One Hundred Seventeen and 05/100 Dollars ($7,117.05) for the first month’s Base Rent.

1.11 Security Deposit: No security deposit shall be required.

1.12 Tenant’s Share: Tenant’s Share, as defined in Paragraph 4.5(a), below, shall be an amount calculated by dividing the rentable square footage of the Premises by the rentable square footage of the Building. Landlord shall notify Tenant of Tenant’s Share upon completion of its construction of the Building and completion of its calculation of the rentable square footage thereof.

1.13 Work of Improvement. Landlord shall not be required to perform any work or supply any material or labor to prepare the Premises for occupancy. Landlord’s sole obligation shall be to deliver to Tenant a Warm Shell; any improvements to the Premises shall be the sole responsibility of Tenant. For purposes of this Lease, the term “Warm Shell” means that the Landlord shall deliver the Building with the items set forth on Exhibit “C” completed.

1.14 Base Year. The term “Base Year” means the calendar year ending on December 31, 2003. In the event the Project has not been completed for the entire Base Year, then the Operating Expenses incurred by Landlord from and after the date the Project is substantially completed until the end of the Base Year shall be annualized to determine Base Year Operating Expenses. For purposes of calculating Real Property Taxes for the Base Year, such taxes shall be calculated as if all of the tenant improvements for all space in the Building were fully constructed and the Real Property, the Building and all tenant improvements in the Building were fully assessed for the entire Base Year.

1.15 Tenant Allowance. Landlord shall reimburse Tenant up to a maximum of One Hundred Seventeen Thousand Dollars ($117,000.00) for the construction of the Tenant Improvements (the “Tenant Improvement Allowance”); any and all costs for Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid by Tenant. Landlord shall reimburse Tenant for any costs incurred by Tenant in constructing the Tenant Improvements, up to a maximum amount equal to the Tenant Improvement Allowance, within thirty (30) days of receiving invoices from Tenant detailing the Tenant Improvement costs incurred by Tenant. In the event Landlord pays more than the Tenant Improvement Allowance for any Tenant Improvements, any such excess amount shall reimbursed to Landlord by Tenant within ten (10) business days of receiving an invoice therefore from Landlord. In the event Tenant fails to pay any amounts it is required to pay hereunder when due, Tenant shall be responsible to pay any and all late charges, interest and other charges related thereto, and agrees to indemnify and hold Landlord harmless from and against any and all claims, liabilities, charges, damages, costs and expenses incurred by Landlord as a result of any late payment or failure to pay by Tenant of any amounts required to be paid hereunder by Tenant. The Tenant Improvement Allowance will be used only for the Tenant Improvements to be constructed under Paragraph 2.7, below, and shall not be applied against moveable furniture, consultant fees or other relocation-related uses.

1.16 Refurbishment Allowance. Landlord agrees to pay to Tenant up to Eight Thousand Three Hundred Seventy-three Dollars ($8,373.00) towards any costs incurred by Tenant during the sixty-first (61st) month of the Term in refurbishing the Premises. Landlord shall pay such amounts to Tenant within thirty (30) days of receiving invoices from Tenant detailing the refurbishment costs incurred by Tenant in the sixty-first (61st) month of the Term.

1.17 Utilities. The cost of all utilities used by Tenant at the Premises which are metered separately shall be paid by Tenant in accordance with Paragraph 8.1, below.

1.18 Signage. Landlord shall allow Tenant to install, at Tenant’s expense, Building top signage on the glass spandrel directly east of the main entry. Any such signage shall be subject to Landlord’s prior written consent, and shall be subject to the provisions of Paragraph 9.3, below. Tenant shall be permitted to install signage in size up to a maximum of one-third (1/3) of the allowable frontage signage for the Building.

1.19 Automated Teller Machine. If permitted under applicable codes, regulations and ordinances, Landlord shall allow Tenant to install an automated teller machine (“ATM”) at the Premises, the installation of which shall be subject to the provisions of Paragraph 9.3. Tenant shall be responsible for any maintenance and security for any ATM it has installed. Landlord makes no representation regarding whether or not an ATM is permitted under applicable codes, regulations or ordinances.

1.20 Early Occupancy. Landlord anticipates completing the Project and delivering to Tenant a Warm Shell on or around June 1, 2003; however, Landlord shall have no liability to Tenant whatsoever if Landlord does not, in fact, complete the Project by June 1, 2003. Upon execution of this Lease, Tenant shall be permitted access to the Premises for purposes of preparing its space plan and constructing its Tenant Improvements in the Premises; provided, however, that in no event shall such access and/or construction interfere with Landlord’s completion of the Project, and Tenant shall immediately cease conducting any activities at the Premises and/or any other part of the Project which interferes with Landlord’s completion of the Project. Upon Landlord’s completion of the Project (including, without limitation, all Building systems located within or supporting the Building and/or the Premises) and Tenant’s completion of the Tenant Improvements, and upon issuance of a certificate of occupancy and any and all other permits or approvals necessary to allow Tenant to occupy the Premises, Landlord shall notify Tenant, and Tenant shall be permitted to occupy the Premises from such date. During the period of time commencing on the date hereof until the Commencement Date (the “Early Occupancy Period”), Tenant shall not be required to pay Base Rent; however, all other provisions of this Lease shall apply to Tenant during the Early Occupancy Period.

2.                         Premises, Parking, Common Areas, Work of Improvement:

2.1 Premises. The Premises consists of a portion of the first floor of the Building, and shall include the parking specified in Paragraph 2.2, below. Landlord agrees that Landlord shall cause the Building to be constructed substantially as depicted on Exhibit “A” attached hereto. Landlord shall attempt to substantially complete construction of the Building and any Tenant Improvements required to be constructed by Landlord as described in Paragraph 2.7, below, by August 1, 2003. In the event Landlord does not substantially complete the Building (as indicated by the architect for the Building indicating that the Building has been substantially completed) by August 1, 2003, then the Commencement Date shall be delayed until such time as the Building has been completed. In the event Landlord does not substantially complete the Building by January 1, 2004, then Tenant may, during the ten (10) day period following January 1, 2004, elect, by providing written notice to Landlord, to terminate this Lease Agreement. In the event Landlord is constructing any Tenant Improvements pursuant to Paragraph 2.7, below, if such Tenant Improvements are not completed by Landlord by August 1, 2003, and the delays are not caused by or contributed to by Tenant (including, without limitation, Tenant’s failure to promptly approve space plans submitted by Landlord to Tenant), then the Commencement Date shall be delayed by the same number of days that Landlord is delayed in completing the Tenant Improvements due to no fault or contribution by Tenant. In the event the delays in causing the Tenant Improvements to be completed are caused by or contributed to by Tenant, then no delay in the Commencement Date shall occur as a result of such delay in completion. The rights of Tenant pursuant to this Paragraph 2.1 are Tenant’s sole and exclusive rights for a failure of Landlord to deliver the Premises to Tenant hereunder, and Landlord shall have no liability whatsoever to Tenant for failure to deliver the Premises and/or the Tenant Improvements to Tenant by the outside date specified herein. In the event the Commencement Date does not occur on or before January 1, 2004, then Landlord may, at any time thereafter until the Commencement Date, terminate this Lease. Upon termination by Tenant or Landlord hereunder, neither party shall have any other rights or obligations with respect to this Lease Agreement, except that Landlord shall refund to Tenant the payment made pursuant to Paragraph 1.10, above.

2.2 Vehicle Parking. Tenant shall be entitled to the non-exclusive use of unreserved and unassigned parking spaces on those portions of the Common Area designated by Landlord for parking. In addition, subject to the rights of adjacent landowners and their tenants, invitees and customers under reciprocal parking agreements now or hereafter affecting the Project, Landlord shall provide for the following parking: (i) Tenant shall be entitled to two (2) parking spaces during the Term which shall be reserved to Tenant as against any other tenant in the Building during the hours from 7:30 a.m. through 5:00 p.m., Monday through Friday, the location of which shall be designated, from time to time, by Landlord, but which shall be as close to Tenant’s ATM as is reasonably practical taking into account the parking layout and the parking spaces already reserved to other tenants of the Project; and (ii) Landlord shall provide a minimum of eight (8) parking spaces designated as “Customer Parking” which shall be reserved to customers and visitors of the Project as against any other tenant in the Building during the hours from 7:30 a.m. through 5:00 p.m., Monday through Friday, the location of which shall be designated, from time to time, by Landlord, but which shall be as close to the front entrance to the Building as is reasonably practical taking into account the parking layout and the parking spaces already reserved to other tenants of the Project. A copy of the current reciprocal parking agreements are attached as Exhibit “D” hereto. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks, called “Permitted Size Vehicles”. Vehicles other than Permitted Size Vehicles are referred to as “Oversized Vehicles”. Tenant shall not at any time park or permit the parking of Tenant’s vehicles, trucks, Oversized Vehicles, or the vehicles, trucks or Oversized Vehicles of Tenant’s employees, invitees, suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area, nor shall Tenant, its employees, invitees, suppliers or others park or store any vehicle (Permitted Size or otherwise) on any portion of the Common Area, including designated parking areas, unattended for any period longer than twenty-four (24) hours. If Tenant commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately paid by Tenant to Landlord upon demand from Landlord.

2.3 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and the other tenants and other authorized users of the Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, heating, ventilation and air conditioning (“HVAC”) systems, parking areas to the extent not otherwise referenced in this Lease, loading and unloading areas, trash areas, roadways, sidewalk, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

2.4 Common Areas - Tenant’s Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas or to construct or install any improvements in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable by Tenant to Landlord upon demand by Landlord.

2.5 Common Areas - Rules and Regulations/CC&R’s. Landlord or such other person(s) as Landlord may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable non-discriminatory rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, as well as any private conditions, covenants, and restrictions of public record now or hereafter affecting the Premises and any amendment thereof, and to cause its employees, suppliers, shippers, customers and invitees to abide and conform; provided, however, that no such modified or new Covenants, Conditions and Restrictions will adversely affect Tenant’s rights under this Lease or impose a material burden on Tenant. Tenant’s obligation to comply with modifications or new Covenants, Conditions and Restrictions shall not arise until Landlord shall have provided copies of any such new Covenants, Conditions and Restrictions, and any modifications to any existing Covenants, Conditions and Restrictions, to Tenant. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants or authorized users of the Project. Any failure by Tenant or its agents, employees or representatives to observe and comply with the rules and regulations established by Landlord with respect to the Common Areas which failure continues after notice provided in accordance with Paragraph 18.1, below, shall be a default by Tenant hereunder. Tenant agrees to comply with all terms and conditions of the Covenants, Conditions and Restrictions applicable to the Premises, as the same may be modified from time to time in accordance with the provisions of this Paragraph 2.5. A copy of the current Covenants, Conditions and Restrictions are attached hereto as Exhibit “E”. A copy of the rules and regulations governing the Common Areas, together with any modifications thereto, shall be provided to Tenant from time to time during the Term by Landlord.

2.6 Common Areas - Changes. Landlord shall have the right at Landlord’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) to close temporarily any of the Common Areas for maintenance purposes, so long as reasonable access to the Premises remains available; (c) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; (d) to close, at reasonable times, all or any portion of the parking areas for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of the rights of any person or public therein; (e) to designate portions of the Common Areas as reserved exclusively for specific tenants or others; and, (f) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

2.7 Tenant Improvements. Landlord shall be responsible for delivering a Warm Shell to Tenant; Tenant shall be responsible for developing a work plan (the “Tenant Improvement Plans”) depicting all improvements to be constructed on the Premises by Tenant (the “Tenant Improvement”). The Tenant Improvement Plans and the Tenant Improvements shall be subject to the approval of Landlord, which shall be delivered to Tenant within 5 business days of receipt by Landlord of a complete set of Tenant Improvement Plans, which approval shall not be unreasonably withheld, conditioned or delayed, and shall further be subject to the provisions of Paragraph 9.3, below entitled “Alterations”, below, prior to submittal to any governmental entity which is also required to approve such Tenant Improvement Plans and issue permits therefore. Tenant agrees that it shall construct the Tenant Improvements substantially in accordance with the Tenant Improvement Plans. Any changes or additions to the Tenant Improvement Plans desired by Tenant shall be at Tenant’s sole cost and expense, and shall be subject to the provisions of Paragraph 9.3, below.

3.                         Term

3.1 Term. The Lease Term, the Commencement Date and the Termination Date shall be as specified in Paragraph 1.6, above, unless terminated earlier pursuant to this Lease, or unless extended by Tenant pursuant to Paragraph 3.5, below.

3.2 Delay in Commencement. Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant on said Commencement Date set forth in Paragraphs 1.6 and 2.1, above, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder, but in such case, so long as the delay is not caused by or contributed to by Tenant, Tenant shall not be obligated to pay rent or other monetary sums until possession of the Premises is tendered to Tenant; provided that if the delay in the Commencement Date exceeds thirty (30) days, then the Termination Date shall be extended by the period of time computed from the scheduled Commencement Date to the actual Commencement Date. If Tenant occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions hereof.

3.3 Commencement After Construction. Possession shall not be deemed tendered and the term of this Lease shall not commence until the first to occur of the following:

(a) The date on which all improvements to be constructed by Landlord have been substantially completed except for: (i) punch list items which do not prevent Tenant from using the Premises for its intended use; (ii) work Landlord is required to perform but which is delayed because of fault or neglect of Tenant, acts of Tenant or Tenant’s agents (including, without limitation, delays caused by work done on the Premises by Tenant or Tenant’s agents or by acts of Tenant’s contractors or subcontractors) or delays caused by change orders requested by Tenant or required because of errors or omissions in plans submitted by Tenant; and (iii) work Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do; or,

(b) After a Certificate of Occupancy, or its equivalent, is granted by the proper governmental agency or, if no Certificate of Occupancy, or its equivalent, is issued by any local agency, then after notification by Landlord’s architect or contractor that Landlord’s construction work has been completed; or

(c) Upon the occupancy of the Premises by any of Tenant’s operating personnel.

3.4 Confirmation of Commencement Date. Landlord and Tenant shall execute a written acknowledgment setting forth the Commencement Date.

3.5 Extension of Term. Landlord grants to Tenant two (2) options (each, an “Option”) to extend the Lease Term for a period of five years each. Tenant must exercise such right of extension by delivering written notice of Tenant’s exercise at least six (6) months, but no more than twelve (12) months, prior to the expiration of the existing Lease Term. Such extension of the Term will be on the same terms, covenants and conditions as in this Lease, except that the Base Rent for the extension period will be equal to an amount determined by agreement between Landlord and Tenant. In the event Landlord and Tenant, for any reason whatsoever, fail to agree on the Base Rent to be paid by Tenant during the extension period within thirty (30) days of the date Tenant delivers its notice of exercise of an Option, then the Option shall be null, void and of no force or effect, and the Term of the lease shall expire at its scheduled expiration date. Neither party shall have any liability whatsoever to the other party as a result of a failure to agree on Base Rent during the extension term.

4.                         Rent

4.1 Base Rent. Tenant shall pay to Landlord as Base Rent for the Premises in advance on the first day of each calendar month of the Lease Term without deduction, offset, prior notice or demand, in lawful money of the United States, the sum as defined in Paragraphs 1.7 and 1.8, above. If the Commencement Date is not the first day of a month, or if the Termination Date is not the last day of a month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Lease commences and/or terminates.

Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum set forth in Paragraph 1.10, above as Base Rent for the period defined in Paragraph 1.10, above.

4.2 Additional Rent. Commencing with the calendar year beginning on January 1, 2004, and continuing throughout the remainder of the Lease Term, Tenant shall pay, as Additional Rent, all of the following: (i) increases in Operating Expenses as defined in Paragraph 4.5 below, including, without limitation, increases in Real Property Taxes as required by Paragraph 6.1 and insurance premiums pursuant to Paragraph 13.2; and (ii) all other charges payable by Tenant hereunder and designated as Additional Rent hereunder. All Operating Expenses, Real Property Taxes, insurance costs, late charges, costs, expenses and other sums which Tenant is required to pay under this Lease, together with all interest and penalties that may accrue thereon in the event of Tenant’s failure to pay such amounts, and all reasonable damages, costs and attorneys’ fees and expenses which Landlord may incur by reason of any default of Tenant, or failure on Tenant’s part to comply with the terms of this Lease, shall be deemed to be additional rent (“Additional Rent”) and shall be paid in addition to the Base Rent, and, in the event of non-payment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the non-payment of the Base Rent.

4.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Additional Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing, accounting charges and late payment fees which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within seven (7) days after such amount shall be due, Tenant shall pay to Landlord as Additional Rent a late charge equal to seven and one-half percent (7.5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Base Rent or Additional Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to make such payment when due. In the event any payment of Base Rent or Additional Rent is not received by Landlord by the thirtieth (30th) day after the due date for such payment or installment, such payment or installment shall bear interest at the Permitted Rate, as defined in Paragraph 20.17 below, commencing on the thirty-first (31st) day after the due date for such payment or installment and continuing until the same is paid.

4.4 Returned Check Fee. A twenty-five dollar ($25.00) charge will be paid by Tenant as Additional Rent to Landlord for each check returned unpaid by the bank and Tenant shall replace the payment with a Cashier’s Check or Certified Check. If Tenant has two (2) or more checks returned for insufficient funds at any time during its tenancy, Landlord, at its option, may request all payments, current and future, be made by Cashier’s Check or Certified Check.

4.5 Operating Expenses. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, incurred by Landlord during each calendar year of the term of this Lease which are in excess of the Operating Expenses incurred by Landlord during the Base Year (“Excess Operating Expenses”), in accordance with the following provisions:

(a) “Tenant’s Share” is defined, for purposes of this Lease, as the respective percentage set forth in Paragraph 1.12, above. It is understood and agreed that the footage figures set forth in Paragraph 1.2, above, are approximate, which Landlord and Tenant agree are reasonable and shall not be subject to revision except in connection with a significant change in the plans and specifications for the Building which results in a material change in the size of the Premises, or a material change in the space available for lease in the Building.

(b) “Operating Expenses” as defined, for purposes of this Lease, shall include all costs and expenses incurred by Landlord in connection with the ownership and operation of the Project, including but not limited to the following:

(i)           the operating, repair, maintenance, and replacement in neat, clean, good order and condition of the following:

(aa) the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, electric rooms, elevators, fences and gates;

(bb) Common Area signage (i.e., address, directional, Project identity and tenant directories);

(cc) fire detection systems, including sprinkler systems; and,

(dd) security services, if provided.

(ii)          the cost of water, gas, electricity and other utilities to serve the Common Areas or which are not separately charged to the Premises under Paragraph 8.1, below;

(iii)         trash disposal and janitorial services;

(iv)         costs for maintenance and repair of elevators, HVAC systems and other systems serving the Project or any part thereof;

(v)          increases in Real Property Taxes as provided in Paragraph 6.1;

(vi)         property insurance premiums as provided in Paragraph 13.2;

(vii)        the cost of liability insurance carried by Landlord with respect to the Common Areas;

(viii)       any deductible portion of an insured loss concerning the Project or any portion thereto;

(ix)         the cost of any capital improvements made to the Building or Project by Landlord, which cost, if less then ten thousand dollars ($10,000), shall be expensed in the year incurred, or if at least ten thousand dollars ($10,000), shall be amortized over such period of time as permitted under Generally Acceptable Accounting Principles with interest on the unamortized balance at the rate of six percent (6%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements;

(x)          fees for licenses and permits required for the operation of the Building, Common Areas and Project;

(xi)         the cost of contesting the validity or applicability of any governmental enactment’s or assessments, including without limitation property tax assessments, which may affect Operating Expenses;

(xii)        the repair, maintenance or patching, but not replacement, of the roof membrane of the Building;

(xiii)       any other services to be provided by Landlord that are stated elsewhere in this Lease to be an Operating Expense;

(xiv)       if the Project is not fully occupied during any portion of any Lease year, Landlord may adjust (an “Equitable Adjustment”) Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs. In addition, if Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant; and

(xv)        payments under any equipment rental agreements or management agreements (including the cost of any market rate management fee and the fair rental value of any office space provided thereunder).

(c) Except as specifically provided in subparagraph (b), above, Operating Expenses shall not include: (a) charges for depreciation, interest or amortization with respect to the Building; (b) expenses for capital improvements to or rehabilitation of structural components of the Building and roof; (c) expenses resulting from the grossly negligent acts of Landlord; (d) expenses associated with the operation of the general business of Landlord not directly attributable to management and operation of the Common Areas such as personnel costs of employees not directly involved in management and operation of the Common Area, legal and accounting fees involving relations or disputes with employees, tenants or others, tax return preparation and expenses, costs of leasing and re-leasing, bad debts and other business losses; (e) amounts for which recovery is obtained under warranties, insurance coverage or from other tenants; and (g) the cost of providing tenant improvements for other tenants in the Building.

(d) The inclusion of the improvements, facilities and services set forth in Paragraph 4.5(b) shall not be deemed to impose an obligation by Landlord to either have said improvements or facilities or to provide those services. Without limiting the generality of the foregoing, nothing contained in Paragraph 4.5(b) or elsewhere in this Lease shall create or imply an obligation or duty on the part of Landlord to provide any security services or protection for the Premises, the Building, Common Area and/or the Project.

(e) Tenant’s Share of Excess Operating Expenses shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord’s option, however, an amount may be estimated by Landlord from time to time of Tenant’s Share of annual Excess Operating Expenses and the same shall be payable monthly or quarterly, as Landlord shall designate, during the Lease Term herein, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord’s estimate of Tenant’s Share of Excess Operating Expenses as aforesaid, Landlord shall provide Tenant with a reasonably detailed statement reconciling Tenant’s Share of the actual Excess Operating Expenses. Said detailed statement shall be provided on an annual basis within ninety (90) days following the end of each calendar year, or within thirty (30) days of the expiration of this Lease or Tenant’s vacation of the Premises. If Tenant’s payments under this Paragraph 4.5 (d) during the preceding year exceed Tenant’s Share as indicated on said statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant’s Share of Excess Operating Expenses next falling due. If Tenant’s payments under this Paragraph during said preceding year were less than Tenant’s Share, as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to Tenant of said statement.

(f) Tenant and its representatives will have the right to audit Landlord’s determination of the actual amount of Tenant’s Share of Excess Operating Expenses for any calendar year and to inspect, copy and audit Landlord’s records, invoices and other data relating to Operating Expenses for such year. This right must be exercised by Tenant, if at all, by providing Landlord written notice of Tenant’s desire to conduct an audit within thirty (30) days of the date Tenant receives Landlord’s detailed statement of annual actual Excess Operating Expenses. Such audit will take place during regular business hours at a time and place reasonably acceptable to Landlord. A copy of the audit shall be provided to Landlord immediately upon completion of the same. If Landlord accepts the results of the audit, and the audit report shows that Landlord overcharged Tenant for Tenant’s Share of Excess Operating Expenses, then Landlord will refund the excess amount to Tenant within 10 days after Landlord receives a copy of the audit report. If the audit shows that Tenant underpaid for Tenant’s Share of Excess Operating Expenses, then Tenant will pay the underpayment to Landlord within 10 days after Tenant receives a copy of the audit.

5.                         Security Deposit. [Intentionally Omitted]

6.                         Taxation.

6.1 Payment of Increases in Real Property Taxes as Additional Rent. Tenant shall pay, as Additional Rent, Tenant’s Share of the all Real Property Taxes levied against the Premises which are attributable to periods occurring after the Base Year and during the term of this Lease which are in excess of the Real Property Taxes incurred by Landlord which are attributable to the Base Year, except as otherwise provided in this Lease. Such increases shall be considered Operating Expenses, and shall be paid by Tenant pursuant to Paragraph 4.5, above.

6.2 Definition of “Real Property Tax”. For the purpose of this Lease, “Real Property Taxes” means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Buildings and/or the Project, Environmental Surcharges, and all other governmental impositions, fees and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Building and/or the Project, or assessed, levied or imposed upon the Premises, the Building and/or the Project, or become due and payable and a lien or charge upon the Premises, the Building and/or the Project, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term “Environmental Surcharges” shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy. The term “Real Property Taxes” shall not include any federal, state or local net income, estate, or inheritance tax imposed on Landlord. Notwithstanding the foregoing, however, the term “Real Property Taxes” shall not include any increases in any Real Property Taxes which are attributable solely to a change in ownership of the Premises from the original Landlord hereunder to a successor. The exclusion for increases in Real Property Taxes resulting in a change in ownership of the Premises from the original Landlord is applicable only to the first change in ownership from the original Landlord hereunder, and shall not be applicable to any increases resulting from subsequent changes in ownership which may occur thereafter.

6.3 Personal Property Taxes.

(a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

(b) If any of Tenant’s personal property shall be assessed with Landlord’s real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

6.4 Other Taxes. Tenant shall, as Additional Rent, pay or reimburse Landlord for any tax based upon, allocable to, or measured by the area of the Premises; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

7.                         Use

7.1 Use. The Premises shall be used and occupied by Tenant only for the purpose as set forth in Paragraph 1.5, above, and for no other purpose whatsoever.

7.2 Suitability. Upon completion of the Warm Shell, Tenant shall be permitted to inspect the Premises and either accept the Premises or, if there are items which are not acceptable, shall list such items in writing to Landlord. If Tenant fails to provide a list of disapproved items prior to its occupancy of the Premises, Tenant shall be deemed to have accepted the Premises and all tenant improvements to be constructed by Landlord as being completed in accordance with the plans and specifications for such improvements and, if Tenant has provided Landlord with a list of disapproved items, Tenant shall be deemed to have accepted the Premises and all tenant improvements to be constructed by Landlord as being completed in accordance with the plans and specifications for such improvements subject only to such list of disapproved items. Tenant acknowledges that neither Landlord nor Landlord’s agent has made any representation, warranty, estimation or promise of any kind as to the suitability of the Premises for the conduct of Tenant’s business, or the use or occupancy which may be made thereof. Tenant hereby warrants to Landlord that Tenant (i) has made its own investigation and examination of all the relevant data relating to or affecting the Premises; (ii) is relying solely on its own judgment in entering into this Lease; and, (iii) is satisfied that the Premises will be suitable for Tenant’s intended use and that the Building and Premises will meet all governmental requirements for such intended use, if constructed in the manner contemplated hereunder.

7.3 Uses Prohibited.

(a) Tenant shall not do or permit anything to be done in or about the Premises which will increase the existing rate of insurance upon the Premises (unless Tenant shall pay any increased premium as a result of such use or acts) or cause the cancellation of any insurance policy covering said Premises, the Building or the Project, nor shall Tenant sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form policy of fire insurance.

(b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of any building of which the Premises may be a part or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and Tenant shall keep the Premises in a clean, attractive condition, free of any objectionable noises, odors, dust or debris.

(c) Tenant shall not use the Premises or permit anything to be in or about the Premises which will in any way conflict with or violate any law, statute, zoning restriction, ordinance, governmental rule, regulation, requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, whether applicable due to Tenant’s particular use of the Premises, applicable to business uses in general, or otherwise. Tenant shall also comply, at its sole cost, with the provisions of all recorded documents affecting the Premises insofar as the same relate to or affect the condition, use or occupancy of the Premises. Tenant shall obtain, prior to taking possession of the Premises, any permits, licenses or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation, recorded document, or requirement, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, expense, cost, damage, attorney’s fees, penalties or liability arising out of the failure of Tenant or Tenant’s agents or employees to comply with any applicable law, statute, ordinance, rule, regulation, order, requirement or recorded document.

(d) Tenant shall not store, park or operate any vehicles inside the Building, other than those operated by electricity.

8.                         Utilities, Waste Disposal and Janitorial

8.1 Utilities. Tenant shall contract and pay for all water, gas, heat, light, power, telephone and other utilities servicing the Premises to the extent they are separately metered, and shall use its best efforts to have such utilities separately metered to the Premises. If any such services are not separately metered or billed to Tenant, they shall constitute Operating Expenses. The lack or shortage of any utilities or services described above due to any cause whatsoever other than Landlord’s gross negligence or willful misconduct shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all rentals due hereunder, all without diminution, credit or deduction.

8.2 Waste Disposal. Tenant shall store its waste either inside the Premises or in the Building’s dumpsters located within outside trash enclosures. Tenant shall not store, place or maintain any garbage, trash, rubbish, other refuse or Tenant’s personal property in any area of the Common Area or exterior of the Premises not specifically designated therefor by Landlord at any time. Tenant, at its sole expense, shall be responsible to maintain and keep the area outside the designated trash enclosures and Common Area free of Tenant’s garbage, trash, rubbish, other refuse or Tenant’s personal property.

8.3 No Landlord Representation Regarding Utilities. Tenant acknowledges and agrees that Landlord has made no representation whatsoever regarding the availability or quality of any utility or other services to the Premises, the Building or the Project, and Tenant agrees that Landlord shall not be liable in any manner whatsoever for any failure or interruption of any such services, or for any diminution in the quality or quantity thereof, whether such failure, interruption or diminution occurs due to acts or omissions of the service provider, Tenant, Landlord or any other party.

8.4 Janitorial Services. Landlord shall provide janitorial services five (5) days per week except the date of observation of any nationally or locally recognized holidays in accordance with practices for similar first-class buildings in San Diego County. The cost of any such janitorial services shall be considered an Operating Cost pursuant to Paragraph 4.5, above.

9.                         Maintenance and Repairs, Alterations and Additions

9.1 Landlord’s Obligations. Subject to the provisions of Paragraph 14 and except for damage caused by a negligent or intentional act or omission of Tenant and Tenant’s agents, employees or invitees, Landlord, at Landlord’s expense, shall keep in good order, condition and repair the foundations, exterior walls, the exterior roof, the roof membrane and other exterior portions of the Premises, together with the Common Areas located at the Project. In addition, Landlord shall be repair any construction defects which exist in the Building (excluding any tenant improvements installed by Tenant). The cost of such repairs shall constitute an Operating Expense under paragraph 4.5, above, and Tenant shall pay Tenant’s Share of the cost thereof pursuant to paragraph 4.5, above. Landlord shall not, however, be obligated to maintain the interior surface of exterior walls, ceiling or doors located within the Premises, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass located on the Premises. Landlord shall have no obligation to make repairs under this Paragraph 9.1 until a reasonable time after receipt of written notice of the need for such repairs. Landlord shall maintain, repair or patch the roof membrane (as an Operating Expense), and Tenant shall pay

Tenant’s Share of the cost thereof, pursuant to Paragraph 4.5 above. Tenant expressly waives the benefits of any statute (including, without limitation, the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord’s expense (or to deduct the cost of such repairs from rent due hereunder) or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

9.2 Tenant’s Obligations.

(a) Subject to the provisions of Paragraphs 9.1 and 14, Tenant, at Tenant’s expense, shall maintain in good order, condition and repair the Premises and every part thereof, regardless of whether the damaged portion of the Premises or the means of repairing the same are accessible to Tenant, including, but not limited to floors, ceilings, windows, doors, skylights, interior walls, and the interior surfaces of the exterior walls, interior plumbing, interior telecommunications equipment and intra-building network cabling, interior electrical and lighting facilities and equipment including interior circuit breakers.

(b) All glass in the Premises, both interior and exterior, is at the sole risk of Tenant, and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality according to the current local code.

(c) In the event the Premises, the Building, the Project or any part thereof are damaged due to an attempted burglary or forcible entry into Premises, Tenant shall be responsible for any ensuing damage to the Premises, the Building or the Project.

(d) In the event Tenant fails to perform Tenant’s obligations under this Paragraph 9, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant, within ten (10) days after notice from Landlord, fails to commence to do the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation), in addition to any other rights and remedies available to Landlord under this Lease, at law or in equity, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Permitted Rate from the date of such work until paid. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

(e) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, broom clean, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. On the last day of the Lease Term or upon the sooner termination of the Lease, Tenant shall, to the reasonable satisfaction of Landlord surrender the Premises in good condition (and free of all Hazardous Materials used, generated or stored by Tenant and its agents, employees and contractors) with all originally painted interior walls and doors cleaned and repaired, all carpets cleaned and in good condition, and all floors cleaned and waxed. Tenant further agrees to remove all Tenant’s personal property and trade fixtures from the Premises and repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment or furniture, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction. Tenant agrees that all Tenant’s personal property and trade fixtures not removed shall be deemed to be abandoned by Tenant and may be removed by Landlord at Tenant’s expense. Tenant shall continue to pay Rent at the rate paid by Tenant prior to the termination of this Lease until such time that the Premises are returned in a condition as required above; however, said payment of Rent does not constitute an extension or renewal of this Lease nor does it constitute a month-to-month tenancy, it shall constitute immediate compensation for Tenant’s detention of the Premises and does not preclude Landlord from obtaining additional monetary damages for Tenant’s delay in surrendering the Premises, as set forth below. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded in whole or in part on such delay.

9.3 Alterations.

(a) Tenant shall not construct any improvements or additions or otherwise alter, change or improve the Premises in excess of Ten Thousand Dollars ($10,000) without Landlord’s prior written approval, and not until Landlord shall have first approved the plans and specifications therefor, which approvals shall not be unreasonably withheld. Landlord’s approval of the plans, specifications and working drawings for Tenant’s alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All such approved alterations, or improvements shall be installed by Tenant at Tenant’s expense using a licensed contractor first approved by Landlord in compliance with the approved plans and specifications therefor and in strict accordance with all laws. All such construction shall be done in a good and workmanlike manner using new materials of good quality. As a condition to consenting to any leasehold improvement or alteration or change requested by Tenant, the cost of which may exceed Twenty-five Thousand Dollars ($25,000), Landlord shall have the right to require Tenant to post a completion bond in an amount and in a form satisfactory to Landlord. In no event shall Tenant make any structural changes to the Premises or make any changes to the Premises which would weaken or impair the structural integrity of the Building or the roof membrane integrity of the Building. Tenant shall not commence construction of any alterations, additions, or improvements (whether or not Landlord’s consent to the improvements are required therefore) until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, and (iii) Tenant shall have given Landlord at least ten (10) days prior written notice of its intention to commence such construction. All alterations, additions and improvements constructed by Tenant shall remain the property of Tenant during the Lease Term but shall not be damaged, altered, or removed from the Premises. At the expiration or sooner termination of the Lease Term, all alterations, additions, or improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that, notwithstanding the foregoing, Landlord may, at its option, require Tenant to remove any alterations, additions, or improvements in which case Tenant shall so remove such alterations, additions or improvements prior to the expiration or sooner termination of the Lease Term, repair any damage to the Premises caused by such removal, and restore the Premises to the condition they were in at the commencement of this Lease.

(b) Alterations Required by Law. If during the term of this Lease, any alteration, addition or change of any sort, whether structural or otherwise to all or any portion of the Premises is required by law (including, but not limited to, alterations from the original construction later required by the Americans with Disabilities Act of 1990 or any amendments thereto or any regulations propagated thereunder (collectively the “ADA”)) for any reason whatsoever, including, without limitation, because of (i) Tenant’s use or occupancy of the Premises or change of use or occupancy of the Premises, (ii) Tenant’s application for any permit or governmental approval, (iii) Tenant’s construction or installation of any leasehold improvements or trade fixtures, (iv) any violation by Tenant of any law, ordinance, statute, regulation or rule (including, without limitation, any requirement of the ADA) (collectively, “Laws”), (v) any special use of the Premises or any part thereof by Tenant or any subtenant or assignee of Tenant (including, but not limited to any use for a facility which constitutes, or if open to the public would generally constitute a “place of public accommodation” under the ADA requirements), or (vi) any special needs of the employees of Tenant or any assignee or subtenant of Tenant, then Tenant shall promptly make the same at its sole cost and expense. Within ten (10) days after receipt, Tenant shall notify Landlord in writing and provide Landlord with copies of (i) any notices alleging any violation of any Law relating to the Premises or Tenant’s occupancy or use of the Premises, including, without limitation, any notices alleging a violation of or relating to the ADA to any portion of the Project or the Premises; (ii) any claims made or threatened in writing regarding non-compliance with the ADA or any Law relating to the Project or the Premises; or (iii) any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA or any Law relating to any portion of the Project or the Premises.

10.                  Entry by Landlord

Landlord and Landlord’s agents shall have the right at reasonable times and upon reasonable prior notice to enter the Premises to inspect the same or to maintain or repair, make alterations or additions to the Premises or any portion thereof or to show the Premises to prospective purchasers, tenants or lenders. Landlord may, at any time, place on or about the Premises any ordinary “for sale” signs; Landlord may at any time during the last one hundred eighty (180) days of the term of the Lease place on or about the Premises any ordinary “for lease” signs; provided, however, that no such signs shall be placed in the windows of the Premises. Tenant hereby waives claim for abatement of rent or for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

11.                  Liens

Tenant shall keep the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished to or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such liens, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including, without limitation, attorneys’ fees and costs, plus an administrative fee equal to ten percent (10%) of all such amounts, shall be payable to Landlord by Tenant on demand with interest at the Permitted Rate (as defined in Paragraph 20.17 below). Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics’ and material person’s liens and Tenant shall give to Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations, improvements or additions to the Premises.

12.                  Indemnity

12.1 Indemnity. Tenant agrees to indemnify, protect and defend Landlord, Landlord’s agents, employees, members, officers, directors and shareholders (collectively, Landlord’s “Agents”), and any creditors or lenders of Landlord (collectively, Landlord’s “Lenders”) against and hold Landlord and Landlord’s Agents and Lenders harmless from any and all claims, causes of action, judgments, obligations or liabilities and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, attorneys’ fees), on account of, or arising out of (i) the Tenant’s operation, maintenance, use or occupancy of the Premises, (ii) any bodily injury, death or property damage occurring in or about the Premises, (iii) any act, omission or neglect of Tenant or its agents, employees, customers, vendors, contractors or invitees (collectively, Tenant’s “Agents”), (iv) any breach or default in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease; or (v) any other cause related to or occurring on the Premises which is in any way related to Tenant’s operation, maintenance, use or occupancy of the Premises. In the event any legal proceeding is brought against Landlord by reason of any such Claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause which is in any way related to Tenant’s operation, maintenance, use or occupancy of the Premises and Tenant hereby waives all claims in respect thereof against Landlord. The provisions of this Paragraph 12.1 shall survive termination of the Lease with respect to any default, claim, liability, cost, damage, injury or death occurring or accruing prior to such termination, or otherwise during Tenant’s use or occupancy of the Premises, or any part thereof.

12.2 Exemption of Landlord from Liability. Landlord shall not be liable for injury and Tenant waives all claims against Landlord including, without limitation, claims related to Tenant’s business or loss of income therefrom or for damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents or contractors or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or of the Project.

12.3 Landlord Gross Negligence or Willful Misconduct. Notwithstanding the foregoing, nothing in this Paragraph 12 shall be construed to release Landlord from any liability which is solely the result of the Landlord’s gross negligence, willful misconduct or willful violation of law.

13.                  Insurance

13.1 Tenant’s Insurance. Tenant shall, at its own expense, maintain in full force and effect during the Lease Term the following insurance:

(a) Tenant shall maintain a policy or policies of comprehensive general liability insurance (or “commercial” general liability insurance, if such policy is substantially similar to what was previously known as comprehensive general liability insurance), including fire and property damage carried with a company or companies satisfactory to Landlord, which will insure Tenant and Landlord (and such others as are timely designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property (including but not limited to, Tenant’s personal property, inventory, trade fixtures and improvements constructed by Tenant within the Premises with coverage for the full actual replacement cost thereof), occurring in or about, or resulting from any occurrence in or about, the Premises or use or occupancy of the Premises (and Tenant’s operations on the Premises) or arising out of Tenant’s or its agents’, employees’, or representatives’ use of the Building, Common Areas or Project with combined single limit coverage of not less than three million dollars ($3,000,000.00). Such comprehensive (or commercial) general liability insurance shall be extended to include a “blanket contractual liability” endorsement, if reasonably available, insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in Paragraph 12.1 and all of the other broadened liability features normally contained in an extended liability endorsement. If Landlord’s lender, insurance advisor or counsel reasonably determines at any time that the amount of such coverage is not adequate (such determination to be made not more frequently than every three (3) years), Tenant shall increase such coverage to such amount as Landlord’s lender, insurance advisor or counsel reasonably deems adequate. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration of any policy, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (i) names Landlord as additional insured, (ii) shall not be canceled or reduced in coverage without thirty (30) days prior written notice to Landlord, (iii) insures performance of the indemnity set forth in Paragraphs 12.1, above; (iv) provides coverage which is primary and not contributing with and not in excess of coverage which Landlord may carry; and (v) contains a cross-liability endorsement providing coverage for claims between or among insureds. In the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure the same at Tenant’s expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this lease.

(b) Tenant, at its sole cost, shall procure and maintain in force during the Lease Term, “all-risk” property insurance, including vandalism, sprinkler damage, and malicious mischief on all leasehold improvements installed in the Premises by Tenant at its expense and all equipment, trade fixtures and personal property located on, in or about the Premises. Such insurance shall be an amount equal to the full replacement cost of the aggregate of the foregoing.

(c) The policies required to be maintained by Tenant pursuant to subparagraphs (a) and (b) above shall be with companies, on forms, with deductible amounts (if any) and loss payable clauses reasonably satisfactory to Landlord and shall include Landlord and the beneficiary of any deed of trust encumbering the Premises as additional insureds, and shall provide that such parties may, although additional insureds, recover for any loss suffered by Tenant’s negligence.

13.2 Property Insurance. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, the Building and all other buildings located in the Project, in such amounts and with such coverage and loss limitations as Landlord shall reasonably determine, which shall include coverage for the full replacement cost thereof, and shall include protection against those perils included within the classification of “all risk” insurance, a policy of rental income insurance in the amount of up to 100% of 12 months Rent (including, without limitation, sums payable as Additional Rent) plus, at Landlord’s option, flood insurance and earthquake insurance and any other coverage which may be required from time to time by Landlord’s Lender; provided, however, that if such additional coverage is not originally included in the insurance costs for the Base Year, the initial premiums for such additional insurance coverage shall be added to the Base Year insurance amounts in the first year such coverage is implemented. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises, the Building or the Project. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, trade fixtures or any modifications, alterations or improvements made or constructed by Tenant to or within the Premises. During the term of this Lease, Tenant shall pay to Landlord Tenant’s Share (as defined in Paragraph 4.5(a) above) of the increase in the amount of any premium for the insurance maintained by Landlord over the premiums paid by Landlord during the Base Year under this Paragraph 13.2, including, without limitation, any increase in insurance premiums due to a Lender’s requirements or due to an increase in value. Such amounts shall be included as an Operating Cost and shall be payable pursuant to Paragraph 4.5, above.

13.3 Mutual Waiver of Subrogation. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other of any loss of or damage to the property of either party, to the extent such loss or damage is covered by any applicable insurance policy. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 13.3 shall not apply in those instances in which the waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible; or, if any such insurance policy cannot be obtained with such a waiver of subrogation, then the party obtaining such insurance shall notify the other party of that fact and thereon shall be relieved of the obligation to obtain such a waiver of subrogation rights from the insurer with respect to the particular insurance involved.

14.                  Damage or Destruction

14.1 Partial Damage–Insured. Subject to the provisions of Paragraphs 12 and 13 above, and if at any time during the term of this Lease there is partial damage to the Premises that is not caused by the fault, omission, or negligence of Tenant or Tenant’s Agents, which is covered under an insurance policy being maintained pursuant to Paragraph 13.2, then Landlord shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If there is a monetary deductible applicable to the aforementioned insurance policy coverage which is required to be paid prior to coverage of such casualty or damage, it shall be the sole responsibility for Tenant to reimburse Landlord for said monetary deductible unless the casualty or damage is not caused by the fault, omission or negligence of Tenant or Tenant’s Agents, in which case such monetary deductible shall be included in Operating Costs. Tenant shall reimburse Landlord within thirty (30) days of receipt by Tenant of a copy of the monetary deductible statement provided such statement is accompanied by documentation reasonably substantiating the amount expended and its applicability to the deductible. In the event of damage to the Premises or the Building by fire or other causes resulting from fault, omission or negligence of Tenant, its agents, employees, contractors, or invitees, such damage shall be promptly reported to Landlord and shall be repaired by and at expense of

Tenant under direction and supervision of Landlord and there shall be no abatement of rent during the period of repair. Tenant shall indemnify and hold harmless Landlord from and against any damages, injuries, losses, claims, liabilities or causes of action arising out of or relating to the repair or restoration of the Premises or Building by Tenant. Notwithstanding the foregoing, the indemnity obligations provided for in the immediately preceding sentence shall terminate one year following the completion of all such repair or restorations of the Premises or Building by Tenant as long as Tenant assigns to Landlord any and all warranties and causes of action it may have on account of such repair or restoration including, without limitation, any express warranties and any claims for either latent or patent construction defects. Nothing herein shall be construed to require any action or agreement by Tenant that negates any insurance coverage potentially applicable to the damage or to Tenant’s potential liability therefore.

14.2 Partial Damage–Uninsured. In the event the improvements on the Premises are damaged, except by a negligent or willful act or omission of Tenant or any of Tenant’s Agents, or from an attempted burglary or forcible entry pursuant to Paragraph 9.2 (c), by any casualty not covered under an insurance policy being maintained pursuant to Paragraph 13.2, then Landlord may, at Landlord’s option, either (a) repair such damage as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect or (b) give written notice to Tenant within ninety (90) days after the date of occurrence of such damage of Landlord’s intention to cancel and terminate this Lease as of the date of the occurrence of the damage. In the event Landlord elects to terminate this Lease pursuant to this Paragraph 14.2, Tenant shall have the right within ten (10) days of receipt of the required notice to notify Landlord of Tenant’s election to repair such damage, at Tenant’s sole cost and expense, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible (or Landlord may elect, in its sole discretion, to require Tenant to pay to Landlord within ten (10) days following written request therefor, or furnish evidence reasonably satisfactory to Landlord of Tenant’s ability to fund that portion of the cost of such repair or restoration which is not covered by insurance proceeds, in which event Landlord shall proceed to make such repairs). If Tenant does not give such notice within the ten (10) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Paragraph 13.2 shall be paid to and become the property of Landlord. If this Lease is not terminated under this Paragraph 14.2, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the leased Premises, to the extent then allowed by law, to substantially the same condition in which the leased Premises were in immediately prior to such damage. Landlord’s obligation to restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the Commencement Date. Landlord’s obligation to repair or restore the Premises shall not, however, include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements alterations or additions made by Tenant to the Premises.

14.3 Total Destruction. If the Premises are totally destroyed during the term of this Lease from any cause whether or not covered by the insurance required under Paragraph 13.2 (including any destruction required by any authorized public authority), this Lease, at Landlord’s option, may automatically terminate as of the date of such total destruction. If this Lease is not terminated pursuant to this Paragraph 14.3, Landlord shall immediately begin the process of reconstructing the Premises and all rent for the Premises shall be abated from the date of total destruction to the date the Premises are ready and available for reoccupancy by Tenant.

14.4 Damage Near End of the Term. If the Premises are partially destroyed or damaged during the last six (6) months of the term of this Lease, and Tenant has not exercised an option to extend the Term beyond the succeeding six (6) month period, Landlord may, at Landlord’s option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage.

14.5 Landlord’s Obligations. The Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, office fixtures, partitions, railings, ceilings, floor covering, equipment, machinery or fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace the same in the event of damage.

14.6 Abatement of Rent; Tenant’s Remedies.

(a) If the Premises are partially destroyed or damaged and Landlord or Tenant repairs them pursuant to this Lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated in proportion to the extent to which Tenant’s use of the Premises is impaired; provided, however, there shall be no abatement of rent if the damage or destruction was caused by the fault, omission, negligence or willful misconduct of Tenant or any of its Agents. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction or restoration.

(b) If Landlord shall be obligated to repair or restore the Premises under this Paragraph 14 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Tenant, at Tenant’s option, may cancel and terminate this Lease by written notice to Landlord at any time prior to the commencement of such repair or restoration. In such event, the Lease shall terminate as of the date of such notice.

14.7 Termination–Advance Payments. Upon termination of this Lease pursuant to this Paragraph 14, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord.

15.                  Condemnation

15.1 Definition of Terms. For the purposes of this Lease, the term (1) “Taking” means a taking of the Premises or damage to the Premises related to the exercise of the power to eminent domain and includes a voluntary conveyance in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) “Total Taking” means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; (3) “Partial Taking” means the taking of only a portion of the Premises which does not constitute a Total Taking; (4) “Date of Taking” means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor, and (5) “Award” means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

15.2 Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

15.3 Total Taking. In the event of a Total Taking during the term hereof; (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and be terminated as of the date of Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay to Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from the Award those portions of the Award specifically made attributable to trade fixtures of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

15.4 Partial Taking. In the event of a Partial Taking during the term hereof; (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the monthly installment of rent shall be an amount equal to the product obtained by multiplying the monthly installment of rent immediately prior to the Taking by the quotient obtained by dividing the number of square feet of floor area contained in the Premises after the Taking by the number of square feet of floor area contained in the Premises prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award specifically made attributable to trade fixtures of Tenant, and (4) the remainder of the Award shall be paid to and be the property of Landlord. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a Partial Taking.

16.                  Assignment & Subletting

16.1 Landlord’s Consent Required. Tenant’s interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to each such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraphs 16.3 and 16.4, below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, constitute an incurable default which shall permit Landlord, in addition to all other rights and remedies available under this Lease, at law and in equity, to terminate this Lease.

Landlord’s waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

If Tenant is a corporation, association, limited liability company, partnership or other legal entity, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or issuance of interests in Tenant such that, following such sale, transfer or issuance, those in control of Tenant as of the Commencement Date are no longer in control of Tenant, or the sale or other transfer of fifty percent (50%) of the value of the assets of Tenant, shall be deemed a voluntary assignment pursuant to the terms hereof.

16.2 Transferee Information Required. If Tenant desires to assign its interest in this Lease or sublet the Premises or any part thereof, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a “Transfer”), Tenant shall give Landlord at least thirty (30) business days prior written notice of the proposed Transfer and of the name and legal composition of the proposed transferee, financial statements and Federal and State income tax returns of the proposed transferee for the past three (3) years, the nature of the proposed use of the Premises by the proposed transferee (including a list of the type and quantities of all Hazardous Materials to be used by the transferee on the Premises), names and addresses of any and all lessors from whom the proposed transferee has leased real property during the past five (5) years, the terms of the proposed Transfer, and such other reasonably pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee. Failure to provide such information shall be reasonable grounds for Landlord to withhold consent to the proposed assignment or sublease.

16.3 Landlord’s Recapture Rights. In the event Tenant provides Landlord of a Transfer notice pursuant to Paragraph 16.2, above, Landlord may, in its discretion, elect to terminate this Lease with respect to the portion of the Premises described in the Transfer notice, which termination shall be effective as of the proposed effective date of the proposed Transfer. Upon such termination, Tenant shall be released from any further liability accruing after such termination date with respect to that portion of the Premises described in the Transfer notice except for obligations of Tenant which survive termination of this Lease. Such termination shall be effected by Landlord giving Tenant written notice of such termination within thirty (30) days after receipt by Landlord of Tenant’s notice of intent to Transfer as provided above. If Landlord makes such election to terminate this Lease, Tenant shall surrender the affected portion of Premises, in accordance with Paragraph 9.2(e), on or before the effective termination date. If Landlord does not elect to terminate this Lease pursuant hereto, then Tenant may, subject to receipt of Landlord’s consent as required under Paragraph 16.1, above, Transfer the Premises to the transferee and under the terms and conditions specified in the Transfer notice. If any change occurs in the identity of the transferee or the terms and conditions of the Transfer of the Premises, or if the Transfer is not completed within ninety (90) days of the date Landlord grants its consent thereto, then the Transfer shall be considered a new Transfer subject to all provisions of this Paragraph 16.

16.4 Consent. As a condition for granting its consent to any subletting or assignment, Landlord may require any or all of the following:

(a) Tenant shall provide Landlord with adequate evidence that the proposed assignee or sublessee is creditworthy and experienced in the business for which the Premises are let hereunder, and that he, she, it or they can satisfy the conditions of this Lease including, but not limited to, the payment of any and all additional costs incurred by Landlord for maintenance and repair as a result of any change in the nature of the occupancy caused by such assignment or sublease.

(b) The assignment or sublease shall be on the same terms set forth in the Tenant’s written notice given to Landlord.

(c) Tenant, or the proposed assignee or sublessee, agrees to pay to Landlord, upon demand, as Additional Rent, a sum equal to the additional costs, if any, reasonably incurred by Landlord for maintenance and repair as a result of any change in the nature of the occupancy caused by such assignment or subletting.

(d) The occupancy resulting from such assignment or subletting shall conform with the use restrictions set forth in this Lease, with the proposed use by the new Tenant or occupant being subject to the reasonable consent of Landlord;

            (e) No assignment or sublease shall be valid, and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord, containing a copy of this Lease, and expressly providing that the assignee or sublessee has expressly assumed all obligations under this Lease; that Tenant and assignee or sublessee are jointly and severally liable for the payment of all sums due under this Lease and the performance and observance of all of the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease as and when performance and observances are due; and that Landlord shall have the right to enforce such agreements, covenants, conditions and provisions directly against Tenant and assignee or sublessee, and each of them.

(f) Any further assignment or subletting by such assignee or sublessee shall be and shall remain subject to the terms of this Lease.

(g) Landlord may require that the assignee or sublessee pay directly to Landlord, on a monthly basis, all monies due to Tenant from said assignee or sublessee. Any difference between the amount due Landlord under this Lease and the amount paid to Landlord by said assignee or sublessee shall be retained by Landlord as Additional Rent.

(h) Landlord may require Tenant, or the proposed assignee or sublessee, to make such improvements to the Premises as may be required to bring the Premises to the same standard and appearance as the remainder of the Building and/or the Project. Such improvements will be determined in Landlord’s reasonable judgment and will be at the expense of Tenant, or the proposed assignee or sublessee.

16.5 Release of Tenant. Landlord’s waiver or consent to any assignment or subletting shall not release Tenant from any obligations under this Lease, unless the consent specifically so provides.

16.6 Corporate or Limited Liability Company Transfers. The provisions of this paragraph 16.6 shall apply to any Transfer of this Lease from Tenant to any corporation or limited liability company, including, without limitation, any corporation or limited liability company of which Tenant is the sole shareholder or member. If Landlord determines not to consent to the proposed transaction because of the financial capacity of the proposed transferee, then Landlord, instead of disapproving the transaction, may condition its consent to a transfer to a corporation or limited liability company upon the personal guarantee of this Lease by the directors, shareholders and/or members of any corporate or limited liability company Tenant.

16.7 Payment of Landlord’s Expenses. If Tenant assigns or sublets the Premises, or requests the consent of Landlord for any act that Tenant proposes to do including, without limitation, the assignment or subletting of the Premises, then Tenant shall pay Landlord’s reasonable attorneys’, engineers’, architects’ and accountants’ fees incurred in connection therewith, whether or not such consent is granted.

17.      Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises or Landlord’s interest or estate therein and any renewal, modification, consolidation, replacement, or extension thereof (a “Security Instrument”).

17.1 Priority. This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

17.2 Subsequent Security Instruments. At Landlord’s election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date, which shall occur automatically upon Landlord’s providing written notice to Tenant thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

17.3 Documents. Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender, if it succeeds to the interest of Landlord under this Lease, shall not be (i) liable for any act or omission of any prior landlord (including Landlord), (ii) subject to any offsets or difference which Tenant may have against any prior landlord (including Landlord), (iii) bound by any Rent or Additional Rent paid more than one (1) month in advance of the date due under this Lease, (iv) liable for any defaults on the part of Landlord occurring prior to the time that Lender takes possession of the Premises in connection with enforcement of its Security Instrument, (v) liable for the return of any security deposit unless such deposit has been delivered to Lender, and (vi) bound by any agreement or modification of the Lease made without the prior written consent of the Lender. Tenant’s failure to execute any such documents reasonably requested by Landlord or Landlord’s Lender shall constitute a default of this Lease by Tenant.

17.4 Tenant’s Attornment. Tenant shall attorn (1) to any purchase of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated. Any such attornment shall be subject to such purchaser, transferee or lessor agreeing that, so long as Tenant is not in default hereunder, such purchaser, transferee or lessor shall recognize Tenant’s rights under this Lease.

18.                  Default; Remedies

18.1 Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a) Default in payment when due of any installment of Base Rent, Additional Rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within three (3) days after written notice of such default is given to Tenant;

(b) The abandonment or vacation of the Premises by Tenant (failure to occupy and operate the Premises for ten (10) consecutive days shall be deemed an abandonment and vacation unless repair work is being performed) where such abandonment or vacation shall have continued for fifteen (15) days after written notice thereof by Landlord to Tenant;

(c) A failure by Tenant to observe and perform any other provision of the Lease to be observed or performed by Tenant, where such failure shall have continued for thirty (30) days after written notice thereof by Landlord to Tenant;

(d) Tenant or any guarantor of Tenant’s obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property, and such action shall not be dismissed within fifteen (15) days after written notice thereof by Landlord to Tenant;

(e) Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in Clause (d) above, and does not rescind such resolution or authorization within fifteen (15) days after written notice to rescind has been given by Landlord to Tenant;

(f) Any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) is not dismissed within forty-five (45) days of filing such case, action or proceeding.

(g) Levy of a writ of attachment or execution of Tenant’s interest under this Lease where such writ continues for a period of fifteen (15) days after issuance;

(h) An assignment, sublease or other transfer of this Lease or Tenant’s interest in the Premises or portion thereof contrary to the provisions of Paragraph 16, and such assignment, sublease or other transfer is not rescinded within fifteen (15) days of Landlord giving written notice to Tenant to rescind such transaction; or

(i) Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditor.

18.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice and demand and without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

(a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant’s right to possession, irrespective or whether Tenant shall have abandoned the Premises. In the event Landlord elects to not terminate the Lease, Landlord shall have the right to enter the Premises and to re-let the Premises, or any part thereof, at such rent and upon such conditions and for such a term as Landlord shall determine, for Tenant’s account, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, attorneys’ fees incurred in negotiating and drafting the documentation related to the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord any amounts due under this Lease on the dates when such amounts are due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant’s default and for as long as Landlord does not terminate Tenant’s right to possession of the Premises, if Tenant obtains Landlord’s consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Any such assignment or subletting shall be subject to the provisions of Paragraph 16, above. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the Term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

(b) Terminate this Lease by giving Tenant written notice of termination or other lawful means. On the giving of the notice, all of tenant’s rights in the Premises and the Building and Project shall terminate. Upon the giving of the notice of termination. Tenant shall surrender and vacate the Premises in the condition required by Paragraph 9.2(e). and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant’s subtenants, assignees or the person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

(i)             maintenance and preservation of the Premises;

(ii)            efforts to relet the Premises;

(iii)           appointment of a receiver in order to protect Landlord’s interest hereunder;

(iv)          consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

(v)           any other action by Landlord or Landlord’s Agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

(c) In the event this Lease terminated pursuant to Subparagraph 18.2(b) above, or otherwise, Landlord shall be entitled to damages in the following sums:

(i)             the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

(ii)            the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)           the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(iv)          any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under the Lease, or which in ordinary course of things would be likely to result therefrom including, without limitation, the following: (A) expenses for cleaning, repairing or restoring the Premises; (B) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to the succeeding lessee, or otherwise); (C) real estate broker’s fees, advertising costs and other expenses of reletting the Premises; (D) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions; (E) expenses in retaking possession of the Premises; (F) attorneys’ fees and court costs; and (G) any unamortized real estate brokerage commission paid in connection with this Lease.

(v)           The “worth at the time of award” of the amounts referred to in Subparagraphs (i) and (ii) of this paragraph 18.2(c) is computed by allowing interest at the rate of ten percent (10%) per annum. The “worth at the time of award” of the amounts referred to in Subparagraph (iii) of this Paragraph 18.2(c) is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term “rent” as used in this

Paragraph 18 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including, without limitation, Base Rent, Additional Rent and Operating Expenses.

18.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty-day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default. Any money judgment obtained by Tenant based upon Landlord’s breach of this Lease shall be satisfied only out of the proceeds of the sale or disposition of Landlord’s interest in the Premises (whether by Landlord or by execution of judgment).

19.                  Hazardous Materials.

19.1 Definitions. As used herein, the term “Hazardous Material” shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or rules; (ii) any “hazardous substance”, pollutant or contaminant as now or hereafter defined under any federal, state or local statute, regulation, rule or ordinance or amendments thereto, whether now existing or hereafter enacted, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to the adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant; (vi) any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vii) any substance which contains polychlorinated biphenyl’s (PCBs), asbestos or urea formaldehyde foam insulation; and/or (viii) radon gas.

19.2 Permitted Use. Subject to the compliance by Tenant with the provisions of Paragraphs 19.3, 19.4, 19.5, 19.6, 19.7, 19.8 and 19.9 below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in Paragraph 19.11, in the quantities set forth in Paragraph 19.11. In addition, Tenant shall be permitted to utilize reasonable quantities of Hazardous Materials typically associated with general office uses.

19.3 Hazardous Materials Management Plan.

(a) Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in Paragraph 19.11), Tenant shall submit to Landlord a Hazardous Materials Management Plan (“HMMP”) for Landlord’s review and approval, which approval shall be in Landlord’s sole discretion. The HMMP shall describe: (i) the quantities of each material to be used, (ii) the purpose for which each material is to be used, (iii) the method of storage of each material, (iv) the method of transporting each material to and from the Premises and within the Premises (v) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, (vi) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant’s occupancy of the Premises; and (vii) any other information which Landlord may request. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord’s rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines in its sole discretion by inspection of the Premises or review of the HMMP or otherwise that the methods in use or described by Tenant are not adequate in Landlord’s opinion to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord’s review and approval as provided above.

(b) Tenant shall pay to Landlord when Tenant submits an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord’s costs and expenses reasonably incurred or to be incurred in connection with Landlord’s review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, environmental engineers and consultants, architects, or other consultants incurred by Landlord in connection with Landlord’s review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid all such costs and expenses to Landlord irrespective of whether Landlord consents to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord.

19.4 Use Restriction. Except as specifically allowed in Paragraph 19.2 above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, or any other land or improvements in the vicinity of the Premises. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Materials results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, or in any surrounding properties, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material. In the event there is a release, discharge or disposal of or contamination of the Premises by a Hazardous Material, or in the event any part of the Project or any surrounding properties are contaminated with Hazardous Materials which is of the type that has been stored, handled, transported or otherwise used or permitted by Tenant or its Agents on or about the Premises, Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not the result of the acts or omissions of Tenant or its Agents.

19.5 Tenant Indemnity. Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, attorneys’ and consultants’ fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over through or about the Premises and/or the surrounding real property, or otherwise being introduced to, on or about the Premises during the period of time in which Tenant is in possession of the Premises. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the disposal of any Hazardous Material on the Premises by Tenant or its Agents, including any so called state, federal or local “super fund” lien related to the “clean up” of any Hazardous Material in, over, on, under, through or about the Premises.

19.6 Compliance. Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord’s consent. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

19.7 Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee’s or subtenant’s anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to “clean up” or remediate any Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal of storage of any Hazardous Material.

19.8 Surrender. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant’s failure to surrender the Premises as required by this Paragraph, including without limitation, any actions, claims, losses, liabilities, fees, (including but not limited to attorneys’ and consultants’ fees), fines costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material in, on, over, under, through or around the Premises.

19.9 Right to Appoint Consultant. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner and in compliance with the requirements of this Lease. Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant’s use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

19.10 Holding Over. If any action of any kind is required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Materials (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including, without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

19.11 Materials. Tenant shall provide the list of its Hazardous Materials to be legally used during its tenancy in the following section provided below in this Paragraph 19.11, or attach a separate list and so indicate below or indicate “NONE” and initial below to indicate if no Hazardous Materials will be used:

Materials:	Quantities:	Location and Method of Storage:

19.12 Provisions Survive Termination. The provisions of this Paragraph 19 shall survive the expiration or termination of this Lease.

19.13 Controlling Provisions. The provisions of this Paragraph 19 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 19 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 19.

20.                  Miscellaneous

20.1 Estoppel Certificate.

(a) Tenant shall at any time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; (iii) evidence the status of this Lease as may be required by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises, Building or Project or a purchaser of the same from Landlord, (iv) certify that all improvements to be constructed on or in the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use; and (v) certify such other matters relating to the Lease and/or the Premises as may be requested by a lender making a loan to Landlord or a purchaser of the Premises, Building or Project from Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s rent has been paid in advance; and, (iv) the improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use.

(c) If Landlord desires to finance, refinance or sell said Premises, or any part hereof, Tenant hereby agrees to deliver to Landlord, its agent or any prospective purchaser or lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or prospective purchaser. Such statements shall include the past three years financial statements of Tenant, certified as accurate in all material respects by Tenant’s chief financial officer and chief executive officer. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

20.2 Transfer of Landlord’s Interest. In the event of a sale or conveyance by Landlord of Landlord’s interest in the Premises other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

20.3 Captions; Attachments; Defined Terms.

(a) The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any part of this Lease.

(b) Exhibits attached hereto, and addenda and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

(c) The words “Landlord” and ‘Tenant” as used herein shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If the Tenants are husband and wife, the obligations shall extend individually to their sole and separate property as well as to their community property. The term “Landlord” shall mean only the owner or owners at the time in question of the fee title or a tenant’s interest in a ground lease of the Premises. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.

(d) Law. As used in this Lease, the term “Law” or “Laws” shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

(e) Agent. As used in this Lease, the term “Agent” shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants, assignees, licensees, vendors, customers and any person or entity holding under Tenant).

(f) Lender. As used in this Lease, the term “Lender” shall mean any beneficiary, mortgagee, secured party or other holder of any deed of trust, mortgage or other written security device or agreement affecting Landlord’s interest in the Premises.

20.4 Entire Agreement. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Agreement.

20.5 Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.6 Attorneys’ Fees; Costs.

(a) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees as awarded by the court or other tribunal presiding over the action which shall be deemed to have accrued on the commencement of such action. Any attorney’s fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse attorneys’ fees reasonably incurred in good faith in any such action and in the appeal or enforcement of any judgment rendered in any such action.

(b) If Landlord is required to retain an attorney in connection with any failure by Tenant to perform any of its obligations hereunder, all costs and expenses incurred by Landlord including, without limitation, reasonable attorneys’ fees incurred by Landlord in connection therewith, shall be immediately reimbursed by Tenant upon demand therefore by Landlord, whether or not an action is actually commenced by Landlord.

20.7 Landlord as Party Defendant. Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees, incurred by Landlord in or in connection with such litigation. Such indemnity obligation shall survive termination of this Lease.

20.8 Waiver of Jury Trial. Tenant hereby waives its right to trial by jury of any cause of action, claim, counterclaim, cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim or injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.

20.9 Time. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All rights and remedies of Landlord shall be cumulative and non-exclusive of any other remedy at law or in equity.

20.10 Binding Effect: Choice of Law. Each provision of this Lease to be performed by Tenant shall be construed as both a covenant and condition. Subject to any provisions hereof restricting assignment or subletting by Tenant, and subject to Paragraph 18.2, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California, and exclusive venue for any action with respect to this Lease shall lie with the State and Federal Courts located in San Diego County, California.

20.11 Waiver. No covenant term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same of any other covenant, term or condition. Acceptance by Landlord of the performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

Landlord’s failure to enforce against Tenant or any other tenant of the Building or the Project any of the rules or regulations made by Landlord shall not be deemed a waiver of such rules or regulations. No act or thing done by Landlord, its agents or employees during this Lease Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and is signed by Landlord. The delivery of keys to any of Landlord’s Agents shall not serve to terminate this Lease or surrender the Premises. No payment by Tenant, or receipt and acceptance by Landlord, of a lesser amount than the Base Rent, Additional Rent or other amount due shall be deemed to be other than on account of the earliest stipulated Rent or Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying a payment as rent be deemed an accord and satisfaction. The receipt and acceptance by Landlord of any delinquent rent shall not constitute a waiver of any other default; it shall only be a waiver of timely payment for that particular month of Base Rent, Additional Rent or other payment involved. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent, Additional Rent or other amount due, or pursue any other remedy available to Landlord.

20.12 Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

20.13 Holding Over.

(a) Surrender of Possession. Tenant shall surrender possession of the Premises immediately upon the expiration or earlier termination of the Lease. If Tenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Landlord, then Tenant shall be a tenant at sufferance. If Landlord has consented to such holdover in writing, Tenant shall be a tenant from month-to-month. All the terms, provisions and conditions of the Lease shall apply to the month-to-month tenancy except those terms, provisions and conditions pertaining to the Lease Term, and except that the Base Rent shall be immediately adjusted upward upon the expiration or earlier termination of the Lease to equal the greater of (i) one hundred fifty percent (150%) of the then prevailing monthly rental rate for similar commercial space, as determined by Landlord; or (ii) one hundred fifty percent (150%) of the Base Rent for the Premises in effect under this Lease on the day immediately prior to the date of the expiration or earlier termination of the Lease.

The month-to-month tenancy may be terminated by Landlord or Tenant upon thirty (30) days prior notice to the non-terminating party. In the event that Tenant fails to surrender the Premises upon such expiration or earlier termination, then Tenant shall indemnify and hold Landlord harmless against all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys’ fees) resulting from or arising out of Tenant’s failure to surrender the Premises. This includes, but is not limited to any amounts required to be paid or damages incurred due to the loss of any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related attorneys’ fees and brokerage commissions.

20.14 Payment of Money After Termination. No payment of money by Tenant to Landlord after the termination of the Lease by Landlord or after the giving of any notice of termination to Tenant by Landlord, which Landlord is entitled to give Tenant under the Lease, shall reinstate, continue or extend the Term of the Lease or shall affect any such notice given to Tenant prior to the payment of such money. It is agreed that after the service of such notice or the commencement of any suit by Landlord to obtain possession of the Premises, Landlord may receive and collect when due any and all payments owed by Tenant under the Lease and otherwise exercise its rights and remedies. The making of any such payments by Tenant shall not waive such notice or in any manner affect any pending suit or judgment obtained.

20.15 Signs and Auctions.

(a) Tenant shall not place any sign upon the Premises or conduct any auction thereon without Landlord’s prior written consent. All such signs placed on the Premises by Tenant and consented to by Landlord shall comply with all recorded documents affecting the Premises and applicable statutes, ordinances, rules and regulations of governmental agencies having jurisdiction thereof. At Landlord’s option, Tenant shall, at the expiration or earlier termination of the Lease, remove any sign which it has placed on the Premises and shall at its sole cost, repair any damage caused by the installation or removal of such sign.

(b) Obtaining permits for Tenant signs as may be required by any governmental agency shall be the responsibility of Tenant.

20.16 Reasonable Consent. Except as limited elsewhere in this Lease, wherever in this Lease Landlord or Tenant is required to give consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless said failure is withheld maliciously or in bad faith.

20.17 Interest on Past Due Obligations. Any installment of Base Rent or Additional Rent due from Tenant, or any other sum due under this Lease from Tenant, which is not received by Landlord when due, shall bear interest from said due date until paid, at an annual rate equal to the lesser of (the “Permitted Rate”): (a) ten percent (10%); or (b) the highest rate allowable at law. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

20.18 Recording. Tenant shall not record this Lease without Landlord’s prior written consent (which may be given or withheld in Landlord’s sole and absolute discretion), and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder.

20.19 Notices. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered on the date received if personally delivered to Landlord or Tenant, as the case may be, or if mailed, then forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth after their signatures at the end of this Lease, or when received when delivered by facsimile, electronic mail or by commercial carrier.

20.20 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation individually and personally represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, that this Lease is binding upon said corporation in accordance with its terms, and that all information provided to Landlord by Tenant is true, correct and complete in all material respects. If Tenant is a corporation Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

20.21 Limitation on Landlord’s Liability. Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual or alleged, breach or default by Landlord under this Lease that:

(a) Tenant’s sole and exclusive remedy and recourse against Landlord shall be as against Landlord’s interest in the Project;

(b) No partner, shareholder or member of Landlord shall be sued or named as a parry in a suit or action (except as may be necessary to secure jurisdiction of Landlord);

(c) No service of process shall be made against any partner, shareholder or member of Landlord (except as may be necessary to secure jurisdiction of Landlord);

(d) No partner, shareholder or member of Landlord shall be required to answer or otherwise plead to any service of process;

(e) No judgment will be taken against any partner, shareholder or member of Landlord;

(f) Any judgment taken against any partner, shareholder or member of Landlord may be vacated and set aside at any time nunc pro tunc;

(g) No writ of execution will ever be levied against the assets of any partner, shareholder or member of Landlord; and,

(h) The covenants and agreements of Tenant set forth in this Paragraph 20.21 shall be enforceable by Landlord and any partner, shareholder or member of Landlord, and any partner, shareholder or member of Landlord is hereby declared to be an intended third party beneficiary of the provisions of this Paragraph 20.21.

20.22 Construction of Lease Provisions. Although printed provisions of this Lease were prepared by Landlord, Tenant acknowledges that it has reviewed this lease and has obtained such legal counsel as Tenant has deemed necessary or appropriate to fully explain Tenant’s rights, obligations and tax consequences hereunder; consequently, the doctrine or rule that ambiguities in an agreement or document are to be construed against the drafting party, shall not be utilized in interpreting this Lease and this Lease shall instead be construed or interpreted neutrally and in accordance with the general tenor of the language. The words “include,” “includes” and “including” when used herein is used in a non-exclusive sense and shall be deemed in each case to be followed by the words “without limitation.”

20.23 Rules and Regulations. Landlord shall, in a manner it deems proper in its opinion, establish and enforce reasonable non-discriminatory rules and regulations concerning the Common Areas and the parking areas, close any of the Common Areas to whatever extent required, in the opinion of Landlord, to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas, including, without limitation, changes in the location of entrances and exits. Landlord reserves the right to make any reasonable rules affecting the Project throughout the term hereof. All delivery and dispatch of merchandise, supplies, fixtures, equipment and furniture shall be by means and during hours established by Landlord.

20.24 Confidentiality. Except as may be required by law or by the rules of any exchange on which Tenant’s stock may be traded, Tenant hereby agrees not to disclose the terms of this lease (specifically including, without limitation, the rent or rental rate to be paid by Tenant hereunder and/or any tenant improvement allowance to be furnished by Landlord to Tenant) to any existing or prospective tenant of the Building or other third party; provided, however, Tenant may disclose the terms of this Lease to its accountant, bookkeeper or tax advisor or any employee of Tenant who has a need to know such information for a legitimate business purpose. If Tenant discloses such confidential information as permitted hereunder, Tenant shall inform the disclosee of the requirements of this Paragraph and shall require each such person to comply with such confidentiality requirements. In the event Tenant or any person to whom it discloses such confidential information fails in any respect to comply with its obligations under this Paragraph, Tenant shall be liable to Landlord for breach of this Paragraph 20.24 and Landlord may bring an action against Tenant for damages as a result of such breach. In addition, nothing stated herein shall preclude or prohibit Landlord from seeking an injunction to prevent disclosure of such confidential information or an order compelling specific protection of such confidential information. The provisions of this Paragraph 20.24 shall survive the termination of this Lease.

20.25 Counterparts. This Lease Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.26 No Third Party Beneficiaries. Except as may be specifically provided herein, the provisions of this Agreement are intended solely for the benefit of the parties hereto and are not to be construed for the benefit of any other person or entity. Except as may be specifically provided for herein, no creditor, customer or other person who is not a party hereto shall obtain any rights under the provisions of this Agreement, and no such person shall have the right to make any claim with respect to any debt, liability or obligation against any party hereto on the basis of this Agreement.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND BY EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT AT THE TIME THIS LEASE IS EXECUTED THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT.

In Witness Whereof, Landlord and Tenant have executed this Lease the date and year first above written.

LANDLORD:		TENANT:

Griffin Properties, LLC		1st Pacific Bank of California

By:	/s/ Gary Beyler	By:	/s/ A. Vincent Siciliano

Printed:	Gary Beyler	Printed:	A. Vincent Siciliano

Its:	Member	Its:	CEO

Dated:	4/21/02	Dated:	4/18/03

By:

Printed:

Its:

Dated:

Address:	P.O. Box 675431	Address:
6757 Poco Lago
Rancho Santa Fe, CA 92067

Note: If Tenant is a corporation, the signatures of two corporate officers is required, one signature must be one of the following: chairman of the board, president or any vice-president and the second signature must be one of the following: secretary, assistant secretary, chief financial officer or any assistant treasurer.

EXHIBIT “A”
PREMISES

EXHIBIT A – rev 7/24/03

SUITE: 100
SUITE: 101
3904 RSF
SUITE: 102
SUITE: 103

FIRST FLOOR PLAN

LEGEND

RIO VISTA OFFICES

TWO STORY CLASS 'A' OFFICE BUILDING

GRIFFIN

PROPOSED FLOOR PLAN

FIRST FLOOR PLAN

SSF

EXHIBIT “B”
THE PROJECT

EXHIBIT “C”
WARM SHELL

For purposes of the Lease, the term “Warm Shell” means that the Landlord shall deliver the Premises to the Tenant with the following items completed:

a.                         The Premises shall include a 200 amp electrical meter with conduits installed directly to the Premises;

b.                        Conduits shall be provided from the telephone room to the Premises for both Pacific Bell and Time Warner Cable;

c.                         For water source heat pump system, a condenser water piping risers will be provided to each floor of the Building;

d.                        The HVAC system will include roof platforms in place for split systems along with all water piping from the roof to the Premises;

e.                         The HVAC main outside condenser water loop shall be in place on each floor and ready to receive taps for water source heat pumps;

f.                           The central outside air system will be installed with risers to each floor of the Building;

g.                        The fire sprinkler system piping shall be in place throughout each floor of the Building with temporary heads in place;

h.                        Sewage and domestic water shall be stubbed to the Premises for ease of connection; and

i.                            All walls adjacent to common areas are fire taped only; any further finish conducted by Tenant.